UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

A 2024 Special Meeting of Stockholders of the Company was held on Wednesday, January 24, 2024 to vote on the following proposals:

(1)	To approve an amendment to the Company’s Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding common stock at a ratio between 1-for-2 and 1-for-16, to be determined at the discretion of the Board of Directors, for the purpose of complying with the Nasdaq Listing Rules, subject to the Board or Directors’ discretion to abandon such amendment. In accordance with the voting results listed below, the proposal was approved.

For	Against	Abstain	Broker non-votes
21,678,116	7,225,428	218,772	0

(2)	To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from sixty-six million, six hundred sixty-six thousand sixty hundred sixty-seven (66,666,667) to two hundred fifty million (250,000,000). The votes were cast as follows:

For	Against	Abstain	Broker non-votes
20,785,163	8,114,389	222,764	0

(3)	To approve the issuance of shares of the Company’s common stock upon exercise of the warrants to purchase common stock (the “Inducement Warrants”) issued to accredited investors pursuant to warrant inducement agreements in accordance with the terms of the Inducement Warrants, as required by and in accordance with Nasdaq Listing Rules. In accordance with the voting results listed below, the proposal was approved.

For	Against	Abstain	Broker non-votes
15,798,872	4,135,656	117,841	9,069,947

(4)	The approval of an adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, Proposals 1, 2, and 3. In accordance with the voting results listed below, the proposal was approved.

For	Against	Abstain	Broker non-votes
21,718,539	7,138,191	265,586	0

Adjournment with Respect to Proposal 2

The Special Meeting was adjourned to February 15, 2024, solely with respect to Proposal 2 in order to provide additional time for stockholders to consider and vote on such proposal. The remaining proposals are closed. The Special Meeting will reconvene at 11:00 a.m. Eastern Time on February 15, 2024, at 11988 El Camino Real, Suite 400, San Diego, CA 92130, solely for the purpose of considering Proposal 2.

Item 8.01	Other Events.

On January 24, 2024, the Company issued a press release announcing the results of the Special Meeting and the adjournment of the Special Meeting solely with respect to Proposal 2. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated January 24, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22ND CENTURY GROUP, INC.

/s/ Lawrence Firestone
Date: January 24, 2024	Lawrence Firestone
Chief Executive Officer